EXHIBIT (A)(42)














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                                   [Duke Logo]
                               IMPORTANT REMINDER

                                                               March 30, 1999

Dear Endesa ADS Shareholder:

As you know an Extraordinary Shareholders Meeting will be held on April 8, 1999 to consider an amendment to Endesa's by-laws raising the current limitation on share ownership from 26% to 65%. In making your voting decision, you should be aware of the following:

o Duke Energy International has offered to purchase up to 501,947,400 Endesa common shares, including common shares represented by American Depositary Shares at 7,500 Chilean pesos per ADS. THE DUKE OFFER REPRESENTS A PREMIUM OF APPROXIMATELY 48% OVER THE AVERAGE PRICE OF ENDESA SHARES ON THE SANTIAGO STOCK EXCHANGE FOR THE SIX MONTHS PRIOR TO DUKE ENERGY'S ANNOUNCEMENT OF ITS OFFER.

o Duke's Offer cannot be consummated without the approval of the proposed amendment, which requires the affirmative vote of 75% of Endesa's outstanding shares. YOUR VOTE IS EXTREMELY IMPORTANT.

o ADOPTION OF THE PROPOSAL GIVES YOU THE FREEDOM TO PARTICIPATE IN THE DUKE OFFER, OR ANY OTHER OFFER WHICH MAY BE FORTHCOMING. It does not obligate you to tender your shares.

o Citibank, the ADS Depositary, must receive your bank or broker's voting instruction by 10:00 A.M., EST, on Tuesday, April 6, 1999. THEREFORE YOUR BANK OR BROKER MUST RECEIVE YOUR VOTE BY APRIL 5, 1999 IN ORDER TO HAVE AMPLE TIME TO DELIVER IT TO CITIBANK.

 I URGE YOU TO PROTECT THE VALUE OF YOUR INVESTMENT BY SIGNING, DATING AND RETURNING THE ENCLOSED FORM OF PROXY TODAY, VOTING FOR THE BY-LAW AMENDMENT.

 Thank you for your consideration and support.

 Sincerely

 Bruce A. Williamson
 President
 Duke Energy International, L.L.C.

================================================================================
                   IMPORTANT: MAKE SURE YOUR VOTE IS COUNTED!

          IF YOU HAVE ANY QUESTIONS, OR NEED ASSISTANCE IN VOTING YOUR
            ADSS, PLEASE CONTACT INNISFREE M&A INCORPORATED, WHICH IS
                  ASSISTING US, AT (888) 750-5834 (TOLL-FREE).
================================================================================


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